HEATHCOTE CAPITAL LLC

1333A North Avenue, #707

New Rochelle, NY 10804

914-813-8547

March 25, 2013

Mr. Boyd E. Hoback

President & CEO

Good Times Restaurants Inc.

601 Corporate Circle

Golden, CO 80401

RE:

Agreement dated April 6, 2012, as amended November 5, 2012, between Heathcote Capital LLC (“Heathcote”) and Good Times Restaurants Inc. (the “Company) (the “Agreement”),

Dear Mr. Hoback:

The parties to the Agreement hereby agree to further amend the Agreement as follows:

a)

Heathcote shall waive the additional retainer payments due December 1, 2012 and January 1, 2013 and confirms that no additional payments are due under the Agreement unless a qualified transaction is completed.

b)

Heathcote will continue to provide financial advisory services to the Company on a non-exclusive basis and as determined by the Company.  Heathcote shall not be due any fees in any  transaction involving the Maxim Group, unless it is an M&A transaction sourced and introduced by Heathcote.  Heathcote shall not be due any fees relating to a financing transaction.

c)

If the Company completes a transaction with Bad Daddy’s Burger Bar, Heathcote shall be entitled to a Transaction Fee of $70,000 (inclusive of Retainer Fees of $50,000 previously paid) and no other fees.

d)

Heathcote shall provide the Company with a list of parties for which it has rendered material services to date, and for which Heathcote shall be entitled to a Transaction Fee and/or Financing Fee  if a Transaction is consummated between such parties and the Company, as defined in the Engagement Agreement between Heathcote and the Company.

If this letter agreement accurately sets forth the understanding between us, please sign the enclosed copy of this letter agreement below and return it to Heathcote, at which time this letter agreement will become a mutually binding obligation.

Very truly yours,

HEATHCOTE CAPITAL LLC

By: /s/ Gary J. Heller

Its: President

Agreed to as of the above date:

GOOD TIMES RESTAURANTS INC.

By: /s/ Boyd E. Hoback

Name: Boyd E. Hoback

Title: President, CEO